FILING FEE:   75.00
                                             BY:  MANOUKIAN, SCARPELLO, & ALLING
                                                         303 EAST PROCTOR STREET
                                                           CARSON CITY, NV 89701



                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                            NEVADA DATA SYSTEMS, INC.
                            -------------------------



         KNOW ALL MEN BY THESE PRESENTS:

                  That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the state of Nevada, and,

                              WE DO HEREBY CERTIFY:

                  FIRST: That the name of said corporation is:

                            NEVADA DATA SYSTEMS, INC.

                  SECOND: That the principal offices of said corporation are to be located at 303 East Proctor Street, Carson City, Nevada.

                  THIRD: That the purposes for which said corporation is formed are:

                  A. To develop and market a Commercial/Industrial appraisal form and software package, including, but not limited to, all reasonable business purpose related thereto.

                  B. To manufacture, purchase, lease or otherwise acquire any and all equipment necessary, convenient or desirable in the operation of any of the businesses hereinbefore enumerated.

                  C. To buy, lease or otherwise acquire, in any way whatsoever, any real or personal property necessary, convenient or desirable for the operation of the herebefore described businesses.


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                  D. To sell, lease, rent, or otherwise dispose of any business or asset acquired.

                  E. To enter into any contract, agreement, or other arrangements with any person, persons, partnerships, associations, or corporations in connection with any purpose herein enumerated.

                     F. To carry on its business either within or without the State of Nevada. To qualify under the laws of any State of the United State for the purpose of accomplishing any and all of the objects for which this corporation is organized.

                  G. To guarantee, purchase, hold, sell, assign, mortgage, pledge, or otherwise dispose of the capital stock of, or any bonds, securities, or other evidences of indebtedness created by any other corporation or organization that is in existence under and by virtue of the laws of this or any other state, nation government or country, and to exercise all of the rights, privileges and powers of ownership.

                  H. To incur debts and raise, borrow, and secure payments of money in any lawful manner, including the issue and sale or other disposal of stocks, bonds, debentures, obligations, negotiable and transferrable instruments and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust or otherwise.

                  I. To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, use, operate and introduce, and to sell, assign or otherwise dispose of any trademark, tradename, with or secured under letters patent, and to use, exercise, develop, grant and give license in respect thereto.

                  J. Without in any particular, limiting or restricting any of the objects and powers of this corporation, it is expressly provided the corporation shall have power to issue bonds and other obligations and shares of its capital stock in payment for the purchase of property acquired by it, and services rendered it, in and about its business, to mortgage or pledge any of its stock, bonds, or to secure the stocks or bonds issued by it, to guarantee any dividends, bond or contract, to make and perform contracts of every kind, and to carry on its business, or any other purpose of carrying on or attaining or furthering its objects and purposes.


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                  The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

                  FOURTH: The total authorized stock of this corporation shall be Two Thousand Five Hundred (2,500) shares, without nominal or par value. The common stock of this corporation shall be nonassessable and shall be fully paid when issued.

                  FIFTH: The members of the governing board shall be styled Directors but shall initially consist of four (4) Directors; provided, however, that the number of Directors may be increased or decreased from time to time in accordance with Nevada Revised Statutes 78.115 or any amendment thereto. The names and post office addresses of the persons constituting the first Board of Directors are:

                  WILLIAM R. TOMERLIN       1625 Main Street
                                            Minden, Nevada 89410

                  KIRK JOHNSON              P.O. Box 1711
                                            Gardnerville, Nevada 89410

                  GREG JOHNSON              P.O. Box 1421
                                            Gardnerville, Nevada 89410

                  JAMES C. HILDMAN          P.O. Box 1412
                                            Minden, Nevada 89423

                  SIXTH: The capital stock of this corporation, after the amount of subscription price has been paid on, shall not be subjected to assessment to pay the debts of the corporation, and these Articles of Incorporation shall not be amended in this particular.

                  SEVENTH: The names and post office addresses of each of the incorporation signing these Articles of Incorporation are as Follows:

                  FRED SCARPELLO            303 East Proctor
                                            Carson City, Nevada 89701

                  RONDA JO COBLER   303 East Proctor
                                    Carson City, Nevada 89701

                  EVA J. LAYTON     303 East Proctor
                                    Carson City, Nevada 89701




                  EIGHTH: The period of the existence of this corporation shall be perpetual.

                  NINTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation with the exception of Article SIXTH, in the manner now or hereafter prescribed by laws of the State of Nevada, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

                  TENTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this article by the stockholder of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                  ELEVENTH: The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by he corporation as they are incurred and in advance of the final disposition of the action, suit of proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount, if it is ultimately determined by a court of competent jurisdiction the he/she is not entitled to be indemnified by the corporation.

         WE, THE UNDERSIGNED, being each of the original incorporators, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925, and as subsequently amended, to make and file this certificate, hereby declaring and certifying that the facts hereinabove stated are true and accordingly have hereunto affixed our signatures this 28th day of October, 1987.









                                                     /s/ Fred Scarpello
                                                     ------------------------
                                                     FRED SCARPELLO

                                                     /s/ Ronda Jo Cobler
                                                     ------------------------
                                                     RONDA JO COBLER


                                                     /s/ Eva J. Layton
                                                     ------------------------
                                                     EVA J. LAYTON

         STATE OF NEVADA            )
                                    : ss.
         Carson City                )

                  On this 28th day of October 1987, personally appeared before me, the undersigned Notary Public, FRED SCARPELLO, RONDA JO COBLER, and EVA J. LAYTON who acknowledged to me that they executed the foregoing document.

                  /s/ Karen D. Creasey
                  ------------------------
                  Notary Public